SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                               FORM 8-K

                           CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          February 23, 2015
                           Date of Report
                  (Date of Earliest Event Reported)

                    FUDA GROUP (USA) CORPORATION
         (Exact Name of Registrant as Specified in its Charter)

             SPRUCE VALLEY ACQUISITION CORPORATION
(Former Name of Registrant as Specified in its Charter)

Delaware                        55307                    47-2031462
(State or other                                      (IRS Employer
jurisdiction           (Commission File Number)     Identification No.)
of incorporation)

                             12th Floor
                          100 Jin Jiang Street
                 Dandong City, Liaoning Province, China
                 (Address of Principal Executive Offices)

                        215 Apolena Avenue
                  Newport Beach, California 92662
          (Former Address of Principal Executive Offices)

                          +86 415 3165852
                   (Registrant's Telephone Number)

ITEM 3.02 Unregistered Sales of Equity Securities

     On February 21, 2015, Fuda Group (USA) Corporation (formerly Spruce Valley Acquisition Corporation) (the "Registrant" or the "Company") issued 301,500,000 shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at par representing 99.8% of the total outstanding 302,000,000 shares of common stock as follows:

Liaoning Fuda Mining Co., LTD                     61,000,000
Dandong Hao Han Mining Co., LTD                   58,000,000
Xiaobin Wu                                        51,500,000
B. Square Pty LTD                                 48,000,000
JFL International Group Private Limited           35,000,000
Lina Wu                                           35,000,000
Lihua Sun                                         13,000,000

   With the issuance of the shares and the redemption of 19,500,000 shares of stock (discussed below), the Company effected a change in its control and the shareholder(s) elected new management of the Company. The Company may develop its business plan by future acquisitions or mergers but no agreements have been reached regarding any acquisition or other business combination. The Company changed its name as part of the change in control. If the Company makes any acquisitions, mergers or other business combination, the Company will file a Form 8-K but until such time the Company remains a shell company.

ITEM 5.01    Changes in Control of Registrant

   On February 20, 2015, the following events occurred which resulted in a change of control of the Registrant:

   1. The Registrant redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,950.

   2.  The then current officers and directors resigned.

   3.   New officer(s) and director(s) were appointed and elected.

   The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on September 30, 2013 as amended and supplemented by the information contained in this report.

   The Registrant anticipates that it will develop its business with a combination with Liaoning Fuda Mining Co., Ltd. a Chinese company located in Dandong City, Liaoning Province, China. The private company holds the majority shares in three large open granite mines in the Dandong region, along the perimeter of Zhen'an Gold Mine and Wu Long Gold Mine. The private company owns 52.16% in each of the three mines: Heng Xu, Jun Da and Xiang An. These three mines cover a total area of 670,000 square meters and have a total reserve of 60 million cubic meters of granite to be quarried. Presently, the business is able to achieve an output of 200,000 cubic meters annually. Fuda Mining processes the raw blocks into slabs, pavers, wall cladding, and carvings which are sold to government agencies, corporations, wholesalers, civil engineering and renovation companies. Fuda Mining anticipates future plans to include adding additional processing plants and expanding into other mining sectors.

ITEM 5.02    Departure of Directors or Principal Officers;
             Election of Directors

   On February 20, 2015, James M. Cassidy resigned as the Registrant's president, secretary and director.

   On February 20, 2015, James McKillop resigned as the Registrant's vice president and director.

   On February 20, 2015, Xiaobin Wu was named Chief Executive Officer and Treasurer of the Registrant.

   On February 20, 2015, the following persons were named as directors of the Registrant:

             Xiaobin Wu

   Xiaobin Wu serves as the sole officer and director of the Registrant. Xiaobin Wu is the founder of Liaoning Fuda Mining Co., Ltd with over 22 years experience as an entrepreneur in China. Prior to starting Liaoning Fuda Mining Co., Ltd, Mr. Xiaobin was the Managing Director of Dandong Fuda Investment Co., Ltd as well as Marvel Investment (HK) Private Limited.
Mr. Xiaobin has extensive experience in conducting business in China, knowledge of international trade and excellent relationships with government agencies. He holds a Masters Degree in Business Administration from Peking University. Mr. Xiaobin was interviewed by China's NDRC Management Magazine on the topic of Organization Management. Mr. Xiaobin is active in several charity projects.

                           SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                     FUDA GROUP (USA) CORPORATION

Date: February 23,  2015              /s/  Xiaobin Wu, President